UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 9, 2010

ALR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-30414
(Commission File No.)

3350 Riverwood Pkwy
Suite 1900
Atlanta, Georgia 30339
(Address of principal executive offices and Zip Code)

(678) 881-0002
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

      On July 9, 2010, we terminated Smythe Ratcliffe LLP, Chartered Accountants at 7th Floor, 355 Burrard Street, Vancouver, British Columbia V6C 2G8, as our independent registered public accounting firm.  The decision to dismiss Smythe Ratcliffe LLP as our independent registered public accounting firm was approved by our Board of Directors on July 9, 2010.  Except as noted in the paragraph immediately below, the reports of Smythe Ratcliffe LLP’s financial statements for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of the Smythe Ratcliffe LLP on our financial statements as of and for the years ended December 31, 2009 and 2008 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we had suffered negative working capital, had experienced negative cash flows from continuing operating activities and also due to uncertainty with respect to our ability to meet short-term cash requirements.

During the years ended December 31, 2009 and 2008, and through July 9, 2010, we have not had any disagreements with Smythe Ratcliffe LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Smythe Ratcliffe LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years or in connection with its reports in any subsequent interim period through the date of dismissal.

During the years ended December 31, 2009 and 2008, and through July 9, 2010, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On July 9, 2010, we delivered a copy of this report to Smythe Ratcliffe LLP.  Smythe Ratcliffe LLP issued their response.  The response stated that it agreed with the foregoing disclosure.  A copy of Smythe Ratcliffe LLP’s response is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

On July 9, 2010, we engaged Anton & Chia LLP, 4340 Von Karman Ave Suite 150, Newport Beach, California 92660, an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors. We have not consulted with Anton & Chia LLP on any accounting issues prior to engaging them as our new auditors.

During the two most recent fiscal years and through the date of engagement, we have not consulted with Anton & Chia LLP regarding either:

1.
The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Anton & Chia LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

16.1	Letter from Smythe Ratcliffe LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of July, 2010.

ALR TECHNOLOGIES INC.

BY:	SIDNEY CHAN
Sidney Chan
President, Principal Accounting Officer, Principal Executive Officer, Principal Financial Officer, Secretary/Treasurer, and a member of the Board of Directors